Exhibits (a)(1)(B)
Letter of Transmittal
To Tender Shares of Common Stock
Pursuant to the Offer to Purchase
Dated November 23, 2005
by
EMDEON CORPORATION
of
Up to 60,000,000 Shares of Its Common Stock
at a Purchase Price of $8.20 Per Share
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 21, 2005, UNLESS THE OFFER IS EXTENDED.

By Mail or Overnight Courier: American Stock Transfer & Trust Company Attention: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Facsimile Transmission (for eligible institutions only): American Stock Transfer & Trust Company Attention: Reorganization Department Facsimile: 718-234-5001 To confirm: 1-877-248-6417	By Hand: American Stock Transfer & Trust Company Attention: Reorganization Department 59 Maiden Lane Plaza Level New York, NY 10038
     The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.
Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary. See Instruction 14.
1st:                    2nd:                    3rd:                    4th:                    5th:

☐ Lost Certificates. I have lost my certificate(s) for                    shares and require assistance in replacing the shares. (See Instruction 11).

DESCRIPTION OF SHARES TENDERED (See Instructions 3 and 4)

Name(s) and Address(es) of Registered Holders(s)	Shares of Common Stock
(Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Tendered (Attach Additional Signed List if Necessary)

Total Number
		of Shares	Number
	Certificate	Represented by	of Shares
	Number(s)*	Certificate(s)*	Tendered**

* Need not be completed if shares are tendered by book-entry transfer.
** Unless otherwise indicated, it will be assumed that all shares described above are being tendered. See Instruction 4.

      This Letter of Transmittal is to be used either if certificates for shares (as defined below) are to be forwarded herewith or, unless an agent’s message (as defined in Section 3 of the Offer to Purchase (as defined below)) is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by the Depositary (as defined below) at the book-entry transfer facility (as defined in Section 3 of the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Tendering stockholders whose certificates for shares are not immediately available or who cannot deliver either the certificates for, or a book-entry confirmation (as defined in Section 3 of the Offer to Purchase) with respect to, their shares and all other documents required hereby to the Depositary prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase) must tender their shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2.
      Your attention is directed in particular to the following:

1. If you want to retain your shares, you do not need to take any action.

2. If you want to participate in the Offer (as defined below), you should complete this Letter of Transmittal.
DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):
Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY. ENCLOSE A PHOTO-COPY OF THE NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:
Name(s) of Registered Owners(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

If delivered by book-entry transfer, check box: ☐

ODD LOTS
(See Instruction 13)
      To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER
(See Instruction 12)
      A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.
      If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

Ladies and Gentlemen:
      The undersigned hereby tenders to Emdeon Corporation the above-described shares of common stock, par value $0.0001 per share (the “shares”) of Emdeon Corporation (the “Company”), on the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated November 23, 2005 (the “Offer to Purchase”), and this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.
      Subject to and effective on acceptance for payment of, and payment for, the shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints American Stock Transfer & Trust Company (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such shares, to (a) deliver certificates for such shares or transfer ownership of such shares on the account books maintained by the book-entry transfer facility, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms and subject to the conditions of the Offer.
      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for purchase by the Company, the Company will acquire good title thereto, free and clear of all security interests, liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or the Company, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby, all in accordance with the terms of the Offer.
      All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.
      The undersigned understands that the valid tender of shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer.
      It is a violation of Rule 14e-4 promulgated under the Exchange Act (as defined in the Offer to Purchase) for a person acting alone or in concert with others, directly or indirectly, to tender shares for such person’s own account unless at the time of tender and at the expiration date such person has a “net long position” in (a) the shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s representation and warranty to the Company that (a) the undersigned has a “net long position” in shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of shares complies with Rule 14e-4.
      The undersigned understands that all shares properly tendered and not properly withdrawn will be purchased at the purchase price, without interest, upon the terms and subject to the conditions of the Offer, including its proration provisions, “odd lot” provisions and conditional tender provisions, and that the Company will return at its expense all other shares including shares not purchased because of proration or conditional tenders, as promptly as practicable following the Expiration Time.

      Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the purchase price and/or return any certificates for shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Please credit any shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the book-entry transfer facility designated above. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the shares so tendered.
NOTE: SIGNATURE MUST BE PROVIDED ON PAGE 6 BELOW.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6, and 7)
To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be issued in the name of someone other than the undersigned, or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at the book-entry transfer facility other than the account designated above.
Issue: ☐ Check ☐ Certificate(s) to:
Name

(Please Print)
Address

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
(See Substitute Form W-9 Included Herewith)
Check and complete if applicable:
☐ Credit shares delivered by book-entry transfer and not purchased to the account set forth below:
Account Number:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)
      To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.
Mail: ☐ Check ☐ Certificate(s) to:
Name:

(Please Print)
Address

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
(See Substitute Form W-9 Included Herewith)
SIGN HERE
(Also Complete Substitute Form W-9 Below)

(Signature(s) of Stockholder(s))
Dated:                     , 2005
      (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) for the shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.)
Name(s)

(Please Print)
Capacity (full title)

Address

(Include Zip Code)
Daytime Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

(Complete Accompanying Substitute Form W-9)

GUARANTEE OF SIGNATURE(S)
(If Required — See Instructions 1 and 5)
Authorized Signature:

Name(s):

(Please Print)
Name of Firm:

Title:

Address

(Include Zip Code)
Daytime Area Code and Telephone Number:

Dated:                     , 2005

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer
      1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the book-entry transfer facility’s system whose name appears on a security position listing as the owner of the shares) of shares tendered herewith, unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (b) such shares are tendered for the account of a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “eligible institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an eligible institution. Stockholders may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 5.
      2. Requirements of Tender. This Letter of Transmittal is to be completed by stockholders either if certificates are to be forwarded herewith or, unless an agent’s message (as defined below) is utilized, if delivery of shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a stockholder validly to tender shares pursuant to the Offer, either (a) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Time and either certificates for tendered shares must be received by the Depositary at one of such addresses or shares must be delivered pursuant to the procedures for book-entry transfer set forth herein (and a book-entry confirmation must be received by the Depositary), in each case prior to the Expiration Time, or (b) the tendering stockholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.
      Stockholders whose certificates for shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Time may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an eligible institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by the Company, must be received by the Depositary prior to the Expiration Time and (c) the certificates for all tendered shares in proper form for transfer (or a book-entry confirmation with respect to all such shares), together with a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary, in each case within three trading days after the date of execution of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. A “trading day” is any day on which the Nasdaq National Market is open for business. The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that such book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.
      The method of delivery of shares, this Letter of Transmittal and all other required documents, including delivery through the book-entry transfer facility, is at the sole election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
      Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance for payment of their shares.

      3. Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares stock should be listed on a separate signed schedule attached hereto.
      4. Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer). If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Number of Shares Tendered.” In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.
      5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.
      If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.
      If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.
      If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.
      If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.
      If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Instruction 1.
      6. Stock Transfer Taxes. The Company will pay any stock transfer taxes with respect to the transfer and sale of shares to it pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this Letter of Transmittal.
      Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.
      7. Special Payment and Delivery Instructions. If a check for the purchase price of any shares accepted for payment is to be issued in the name of, and/or certificates for any shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed and signatures must be guaranteed as described in Instructions 1 and 5.

      8. Irregularities. The Company will determine in its sole discretion all questions as to the number of shares to accept, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of shares. Any such determinations will be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of shares it determines not be in proper form or the acceptance of which or payment for which may, in the Company’s opinion, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular shares, and the Company’s interpretation of the terms of the Offer, including these instructions, will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Information Agent (as defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.
      9. Tax Identification Number and Backup Withholding. Under the U.S. federal backup withholding tax rules, 28% of the gross proceeds payable to a stockholder or other payee pursuant to the Offer must be withheld and remitted to the U.S. Internal Revenue Service (“IRS”) unless the stockholder or other payee provides its taxpayer identification number (“TIN”) (employer identification number or social security number) to the Depositary (as payer) and certifies under penalty of perjury that such number is correct and that such stockholder or other payee is not subject to backup withholding. Therefore, each tendering stockholder should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding, unless the Depositary is otherwise satisfied that such stockholder is not subject to backup withholding. If the Depositary is not provided with the correct TIN, the tendering stockholder also may be subject to penalties imposed by the IRS. The box in Part 3 of the form should be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Depositary is not provided with a TIN prior to payment, the Depositary will withhold 28% on all such payments. If U.S. federal backup withholding tax results in an overpayment of taxes, a refund may be obtained. Certain “exempt recipients” (including, among others, certain Non-U.S. Holders (as defined below) and corporations) are not subject to these U.S. federal backup withholding tax requirements. In order for a Non-U.S. Holder to qualify as an exempt recipient, that stockholder must submit an IRS Form W-8BEN (or other applicable IRS Form or suitable substitute forms), signed under penalties of perjury, attesting to that stockholder’s non-U.S. status. Such statement can be obtained from the Depositary.
      Withholding on Non-U.S. Holders. Even if a Non-U.S. Holder (as defined below) has provided the required certification to avoid backup withholding tax, the Depositary may withhold U.S. federal income taxes equal to 30% of the gross payments payable to a Non-U.S. Holder or such holder’s agent unless the Company reasonably determines that it will not have earnings and profits, as determined under U.S. federal income tax principles, or the Depositary determines that a reduced rate of withholding is available pursuant to an applicable income tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. In general, a “Non-U.S. Holder” is any stockholder that for U.S. federal income tax purposes is not (i) a citizen or resident of the United States, (ii) a corporation or (or other entity treated as a corporation for these purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (b) the trust is considered a U.S. person for U.S. federal income tax purposes pursuant to an election made under applicable Treasury regulations. In order to obtain a reduced rate of withholding pursuant to income tax treaty, a Non-U.S. Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form W-8BEN (or other applicable IRS Form or suitable substitute forms). In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the tender offer are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, a Non-U.S. Holder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI (or a suitable substitute form). The Depositary will determine a stockholder’s status as a Non-U.S. Holder and eligibility for a reduced rate of, or an exemption from, withholding by reference to outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Form W-8BEN or IRS Form W-8ECI) unless facts and circumstances indicate that such reliance is not warranted.

      A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld if such Non-U.S. Holder meets those tests described in Section 14 of the Offer to Purchase that would characterize the exchange as a sale (as opposed to a distribution) for U.S. federal income tax purposes or is otherwise able to establish that no tax or a reduced amount of tax is due and the requisite information is timely furnished to the IRS.
      The Company currently anticipates that it will not have earnings and profits, as determined under U.S. federal income tax principles, for the 2005 calendar year. However, a determination as to whether U.S. federal withholding taxes will be deducted from the purchase price payable to Non-U.S. Holders will be based on the facts and circumstances at the time of payment. In the event the Offer is extended until a date in the 2006 calendar year, the determination as to earnings and profits will be based on the Company’s expectations for the entire 2006 calendar year.
      NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX WITHHOLDING, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE.
      10. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at its address set forth on the last page of this Letter of Transmittal.
      11. Lost, Destroyed or Stolen Certificates. If your certificate(s) for part or all of your shares has been lost, stolen, destroyed or mutilated, you should contact American Stock Transfer & Trust Company’s Lost Securities Department at 1-800-937-5449 to arrange for replacement of lost securities. You should also check the box for “Lost Certificates” in the box on page 2 and promptly send the completed Letter of Transmittal to the Depositary. Upon receipt of your request by phone or Letter of Transmittal, the Depositary will provide you with instructions on how to obtain a replacement certificate. You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated. There may be a fee and additional documents may be required to replace lost certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. You are urged to send the properly completed Letter of Transmittal to the Depositary immediately to ensure timely processing of documentation. If you have questions, you may contact the Depositary’s Lost Securities Department at 1-800-937-5449.
      12. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased.
      If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased from you if any are to be purchased from you.
      As discussed in Sections 1 and 5 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the required minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares of common stock and checked the box so indicating. Upon selection by lot, if any, the Company will limit its purchase in each case to the designated minimum number of shares of common stock.
      All tendered shares of common stock will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.
      The conditional tender alternative is made available so that a stockholder may seek to structure the purchase of shares of common stock pursuant to the Offer in such a manner that the purchase will be treated as a sale of such shares of common stock by the stockholder, rather than the payment of a dividend to the stockholder, for U.S. federal income tax purposes. If you are an odd lot holder and you tender all of your shares of common stock, you cannot conditionally tender, since your shares of common stock will not be subject to proration. It is the tendering stockholder’s responsibility to calculate the minimum number of shares of common stock that must be purchased from the stockholder in order for the stockholder to qualify for sale (rather than distribution) treatment for U.S. federal income tax purposes. Each stockholder is urged to consult his or her own tax advisor. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax results in all cases. See Section 14 of the Offer to Purchase.
      13. Odd Lots. As described in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all shares properly tendered before the Expiration Time and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any stockholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of the holder’s shares. This preference will not be available to you unless you complete the section captioned “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.
      14. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, stockholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the shares purchased. See Section 1 and Section 13 of the Offer to Purchase.
      15. The Emdeon Corporation Performance Incentive Plan, the Emdeon Corporation 401(k) Savings Plan, the Emdeon Practice Services, Inc. 401(k) Profit Sharing Plan, or the Porex Corporation 401(k) Savings Plan. Participants in the Emdeon Corporation Performance Incentive Plan, the Emdeon Corporation 401(k) Savings Plan, the Emdeon Practice Services, Inc. 401(k) Profit Sharing Plan, or the Porex Corporation 401(k) Savings Plan whose shares are held by a trustee may not use this Letter of Transmittal to direct the tender of shares held in their plan accounts. Participants in these plans are urged to carefully read the letter that will be sent separately to plan participants by the applicable plan trustee. The letter from the applicable plan trustee will provide instructions as to how to tender shares held in plan accounts.
      IMPORTANT. This Letter of Transmittal (or a manually signed facsimile hereof), together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary prior to the Expiration Time and either certificates for tendered shares must be received by the Depositary or shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Time, or the tendering stockholder must comply with the procedures for guaranteed delivery.

IMPORTANT TAX INFORMATION
      Under the U.S. federal income tax law, a stockholder whose tendered shares are accepted for payment is required by law to provide the Depositary (as payer) with such stockholder’s correct TIN on Substitute Form W-9 below (or that such stockholder is awaiting a TIN). If such stockholder is an individual, the TIN is such stockholder’s social security number. If the Depositary is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service, or IRS, and payments that are made to such stockholder with respect to shares purchased pursuant to the tender offer may be subject to backup withholding of 28%.
      Certain stockholders including, among others, certain corporations and certain Non-U.S. Holders, are not subject to these backup withholding requirements. In order for a Non-U.S. Holder to qualify as an exempt recipient, such Non-U.S. Holder must submit an IRS Form W-8BEN (or other applicable IRS Form or substitute forms), signed under penalties of perjury, attesting to such stockholder’s exempt status. An IRS Form W-8BEN (or other applicable IRS Form) can be obtained from the Depositary. Exempt stockholders (other than Non-U.S. Holders) should furnish their TIN, write “Exempt” on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the Depositary. See the accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. Stockholders should consult their tax advisors as to qualification for exemption from backup withholding and the procedures for obtaining such exemption.
      If backup withholding applies, the Depositary is required to withhold 28% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.
Purpose Of Substitute Form W-9
      To prevent backup withholding on payments that are made to a stockholder with respect to shares purchased pursuant to the Offer, the stockholder is required to notify the Depositary of such stockholder’s correct TIN by completing the form below certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN) and (b) that (i) such stockholder has not been notified by the IRS that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) the IRS has notified such stockholder that such stockholder is no longer subject to backup withholding.
What Number To Give The Depositary
      The stockholder is required to give the Depositary the social security number or employer identification number of the record holder of the shares tendered hereby. If the shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I and the Depositary is not provided with a TIN by the time for payment, the Depositary will withhold 28% of all payments of the purchase price to such stockholder until a TIN is provided.

PAYER’S NAME: American Stock Transfer & Trust Company

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s) OR Employer Identification Number(s)

Payer’s Request for Taxpayer Identification	Part 2 — Certification — Under penalties of perjury, I certify that:
Number (“TIN”)	(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
(2) 1 am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien)

	Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax returns. However, if after being notified by the IRS stating that you were subject to backup withholding you received another notification from the IRS stating you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 4.	Part 3 Awaiting TIN ☐ Part 4 Exempt TIN ☐

Signature: Date: , 2005 Name (Please Print): Address (Please Print):

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.
         YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THIS SUBSTITUTE FORM W-9.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
    I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature:	Date:

      The Letter of Transmittal, certificates for shares and any other required documents should be sent or delivered by each stockholder of the Company or such stockholder’s bank, broker, dealer, trust company or other nominee to the Depositary at one of its addresses set forth below.
The Depositary for the Offer is:
American Stock Transfer & Trust Company

By Mail or Overnight Courier: American Stock Transfer & Trust Company Attention: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Facsimile Transmission (for eligible institutions only): American Stock Transfer & Trust Company Attention: Reorganization Department Facsimile: 718-234-5001 To confirm: 1-877-248-6417	By Hand: American Stock Transfer & Trust Company Attention: Reorganization Department 59 Maiden Lane Plaza Level New York, NY 10038
      Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.
      Questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders call toll-free: 1-888-750-5834
Banks and Brokers call collect: 1-212-750-5833